UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2015

POINT CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-167386	90-0554260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

285 Grand Avenue, Building 5, Englewood, New Jersey	07631
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 408-5126

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 27, 2015, Richard Brand resigned as Chairman, Chief Executive Officer and a member of the Board of Directors of Point Capital, Inc. (the “Company"). Mr. Brand’s resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. We are providing Mr. Brand with a copy of this Current Report concurrent with this filing.  Should any subsequent communications with him regarding his decision to resign reveal any disagreement between him, on one hand, and the Company, on the other hand, the Board or any executive officer of the Company regarding our operations, policies or practices, we will amend this Report accordingly to disclose any such disagreement.

Mr. Eric Weisblum, currently the President of the Company, will be fulfilling Mr. Brandt’s role as Chairman and Chief Executive Officer until his successor is appointed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 27, 2015

POINT CAPITAL, INC.

By:	/s/ Eric Weisblum
Name:	Eric Weisblum
Title:	President and Chief Executive Officer

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